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                                                                 EXHIBIT 3(i)(3)

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                 DYCOM INDUSTRIES, INC., A FLORIDA CORPORATION

     In accordance with the terms of Sections 607.1003 and 607.1006 of the Florida Business Corporation Act, Dycom Industries, Inc., a Florida corporation, hereby amends its Articles of Incorporation as follows:

                         ARTICLE III, Paragraph 1(a)(1)

     The Corporation shall have the authority to issue 150,000,000 shares of common stock having a par value of $0.33 1/3 per share.

     The foregoing amendment to the Articles of Incorporation was approved by the majority vote of the shareholders of the Corporation at their annual meeting duly called and held on November 22, 1999, at which a quorum was present, and therefore, the number of votes cast in favor of the amendment was sufficient for its adoption.

     IN WITNESS WHEREOF, the undersigned Executive Chairman of the Corporation has executed these Articles of Amendment on this 30th day of November, 1999.

                                          DYCOM INDUSTRIES, INC.

                                          By: /s/ THOMAS R. PLEDGER
                                            ------------------------------------
                                              Thomas R. Pledger
                                              Executive Chairman

                                                      (CORPORATE SEAL)

STATE OF FLORIDA       )
                       )
COUNTY OF PALM BEACH   )

     Before me, the undersigned authority, personally appeared THOMAS R. PLEDGER, the Executive Chairman of DYCOM INDUSTRIES, INC., a Florida corporation, known to me to be the person described in and who executed the foregoing Articles of Amendment in the capacity set forth and declared that the statements contained therein are true.

     WITNESS my hand and official seal this 30th day of November, 1999, at Palm Beach Gardens, Florida.

                                          /s/ JOAN C. MCLINTON
                                          --------------------------------------
                                          Notary Public
                                          My commission expires August 13, 2000